UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

Centillium Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

215 Fourier Avenue
Fremont, California    94539
(Address of principal executive offices including zip code)

(510) 771-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Definitive Material Agreement.

Effective July 19, 2006, Centillium Communications, Inc. (the "Company") entered into a restated and amended change of control severance agreement with J. Scott Kamsler ("Agreement"). The following description is qualified in its entirety by the Agreement, a copy of which is attached as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference.

Pursuant to the terms of the Agreement, Mr. Kamsler will receive certain severance benefits upon the termination of Mr. Kamsler's employment following a Change of Control (as defined in the Agreement) involving the Company. If the Company (i) experiences a Change of Control and (ii) within eighteen months after such Change of Control, either (A) Mr. Kamsler's employment is terminated by the Company without Cause (as defined in the Agreement) or (B) he resigns from the Company as a result of a) his job responsibilities being materially reduced, b) reduction by the Company of his base compensation or c) he is required to move to a location which is more than fifty (50) miles from his job location prior to the occurrence of the Change in Control (collectively, "Good Reason"), then Mr. Kamsler shall be entitled to receive:

      (1) a lump-sum severance payment (less applicable withholding taxes) equal to twelve (12) months of his annual base salary;

      (2) company-paid health, dental and vision benefits substantially similar to those he was receiving immediately prior to the Change of Control, until the earlier of twelve (12) months from the date of termination or the date upon which he becomes covered under another employer's group health, dental and vision plan; however, if continued receipt of health care benefits as described above is not permitted by the applicable health care group plans, the Company will then reimburse Mr. Kamsler for the COBRA premiums for such benefits for the same twelve (12) month period;

      (3) up to one (1) full year of accelerated vesting of his first option grant to purchase 200,000 shares of the Company's common stock; and

      (4) up to one (1) full year of accelerated vesting of any option or restricted stock units (or other similar equity grant) granted after the date of the Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

10.51	Amended and Restated Change of Control Severance Agreement between J. Scott Kamsler and Centillium Communications dated as of July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Centillium Communications, Inc.

By:	/s/ Faraj Aalaei

Faraj Aalaei
Chief Executive Officer

Dated: July 21, 2006

EXHIBIT INDEX
Exhibit Number	Description
10.51	Amended and Restated Change of Control Severance Agreement between J. Scott Kamsler and Centillium Communications dated as of July 19, 2006. (PDF format provided as a courtesy).